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                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES


West Marine Products, Inc., a California corporation

West Marine Puerto Rico, Inc., a California corporation

West Marine FSC, Inc., a Barbados corporation

West Marine Finance Company, Inc., a California corporation

W Marine Management Company, Inc., a California corporation

West Marine LBC, Inc., a California corporation

West Marine IHC I, Inc., a California corporation

E&B Marine, Inc., a Delaware corporation

E&B Marine LBC, Inc., a California corporation

E&B Marine IHC I, Inc., a California corporation

E&B Marine Supply, Inc. (NJ), a New Jersey corporation

E&B Marine Supply, Inc. (MD), a Maryland corporation

Goldbergs' Marine Distributors, Inc., a Delaware Corporation

James Bliss & Co., Inc., Massachusetts corporation

Sea Ranger Marine, Inc., a Delaware corporation

Krista Corporation, a Delaware corporation

Central Marine Supply, Inc., a New Jersey corporation